UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GAS NATURAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GAS NATURAL INC.

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

Dear Shareholder:	January 29, 2013

We have previously mailed to you proxy materials in connection with the Annual Meeting of Stockholders of Gas Natural Inc. (“EGAS” or the “Company”), which was held on December 13, 2012. The annual meeting has been adjourned and the polls remain open with respect to Proposal 5 - Proposal to approve the acquisition of John D. Marketing, and Proposal 6 - Proposal to approve the issuance of the Company’s shares of common stock as consideration for the acquisition of John D. Marketing, until February 6, 2013, to provide shareholders of the Company who have not yet cast their vote additional time to do so. Your vote is important and your participation is requested at this important meeting.

The board of directors unanimously recommends that our stockholders vote “FOR” the proposal to approve the acquisition of John D. Marketing and the issuance of shares of our common stock in connection with the acquisition.

THE TWO LEADING PROXY ADVISORY FIRMS RECOMMEND VOTING

“FOR” THE ACQUISITION OF JOHN D. MARKETING

The two leading independent proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. LLC., have published their analyses recommending that shareholders vote FOR Proposal 5 - Proposal to approve the acquisition of John D. Marketing, and Proposal 6 - Proposal to approve the issuance of the Company’s shares of common stock as consideration for the acquisition of John D. Marketing.

If the proposals to acquire John D. Marketing are not approved, we will not be able to complete the acquisition on the terms currently contemplated. Failure to vote your shares of common stock by proxy or in person or an abstention will have the same effect as voting against the proposals.

According to our latest records, we have not received your voting instructions for the proposal to approve the acquisition of John D. Marketing. Your vote is extremely important, no matter how many shares you hold.

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Kevin J. Degenstein
President and Chief Operating Officer

3 EASY WAYS TO VOTE

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call the toll-free number (800) 454-8683. Have your control number listed on the voting instruction form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website www.proxyvote.com. Have your control number listed on the voting instruction form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your voting instruction form in the postage-paid return envelope provided.

PLEASE ACT TODAY TO VOTE YOUR SHARES

If you have any questions, or need additional assistance voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc., at (800) 290-6431.